                                                                   EXHIBIT 10.1


[Cerain portions of this Exhibit have been omitted pursuant to a request for confidential treatment as indicated by an * and separately filed with the Commission.]

                                                       [GM GENERAL MOTORS LOGO]


December 6, 2000

Mr. Michael Schmidt
Vice President - Fleet Operations
ANC Rental Corporation
200 South Andrews Avenue
Ft. Lauderdale, FL  33301

Dear Mr. Schmidt:

This letter will confirm the agreement ("Agreement") reached between ANC Rental Corporation (Alamo Rent A Car and National Car Rental, excludes CarTemps USA vehicle purchases), ("ANC") and General Motors ("GM") regarding ANC Rental Corporation's purchase or lease of GM vehicles for model year 2001. The details of this Agreement are as follows:

2001 MODEL YEAR

1. ANC will purchase or lease from GM dealers of their choice a * 2001 model GM vehicles under the terms and conditions of GM's 2001 Model Year Daily Rental Purchase Program (refer ATTACHMENT 1). ANC has agreed to purchase these GM vehicles in a mix which includes a considerable number of GM's higher priced models and which represents a higher percentage of these units than ANC otherwise would purchase. The agreed mix of units is as follows:

         *


2. GM agrees to offer ANC the availability of * YT1 short term program units for the specified quantities and brands described in Paragraph
         1. Approximately * of the total * units have been identified as follows:

         *



         In addition to the above, all other brands described in Paragraph 1 will be individually limited to a maximum of * eligibility for YT1 and, the eligibility of all brands described in Paragraph 1 ordered as or converted (prior to repurchase and within the 2001 model year) to YT1 will not exceed approximately * units. Additionally, the balance of the YT1 eligible units (approximately * units) will be identified, at a later date, where mix and production timing are mutually satisfactory to both parties. If the limits for YT1 are exceeded, GM will request reimbursement for depreciation and interest for the number of units that exceed the YT1 limits.

         Refer to ATTACHMENT 2 for YT1 program parameters.


General Motors Corporation

    RENAISSANCE CENTER       TOWER 100, 20TH FLOOR            313-665-1407
   MAIL CODE 482-A20-D76      DETROIT, MI 48265-1000        FAX 313-667-1159

          *

4. In exchange for this Agreement to purchase, promote and service the number of 2001 models and in a vehicle mix satisfactory to GM, as described in Paragraph 1, GM will provide ANC with the sum of * in addition to any incentives due under the terms and conditions of GM's 2001 Model Year Daily Rental Purchase Program.

5. In exchange for this Agreement to purchase, promote and service the number of 2001 models in the vehicle mix described in Paragraph 1, GM agrees to pay a deferred rebate to ANC on all vehicles purchased by ANC, up to an annual limit equal to the greater of: (1) *, or (2) * vehicles.

              For vehicles returned to GM for purchase under GM's 2001 MY Daily Rental Purchase Program, the rebate shall be paid at the time of purchase by GM.

              The rebate shall be a component of the total purchase amount payable to ANC for the vehicles, as calculated under GM's 2001 MY Daily Rental Purchase Program guidelines (refer to ATTACHMENT 1).

              For vehicles not returned for purchase by GM *, the rebate will be paid separately, *. ANC agrees to provide GM with a list of such eligible vehicles no later than *.

              The amount of the rebate will vary by vehicle model. The rebate by vehicle model and an example of a return for purchase by GM with the deferred rebate are detailed in ATTACHMENT 4.

6. ANC agrees to purchase or lease from GM dealers of their choice a * 2001 model GM vehicles under GM's 2001 Model Year National Fleet Purchase Program - VX7 (refer ATTACHMENT 5). The agreed mix of units is as follows:

         *

         In exchange for this Agreement to purchase, promote and service the number of 2001 model rental-risk units and in a vehicle mix satisfactory to GM, as described in Paragraph 6, GM will provide ANC with the sum of * in addition to any incentives due under the terms and conditions of GM's 2001 Model Year National Fleet Purchase Program. Payment of this sum will be made upon submission of such vehicles in accordance with Paragraph 8.

7. * During the term of this Agreement, ANC agrees to allow such space and include such tag lines as is in accordance with the custom of the trade and industry. Refer to ATTACHMENT 6 for further guidelines relative to advertising and promotional materials.

8. The pro rata portion of the sums described in Paragraphs 4, 5 and 6 will be paid to ANC by the 25th day of the month following vehicle delivery and receipt of an electronic media transmission to GM's Remarketing Information System (RIMS) by GM provided GM receives ANC' electronic media transmission by the last business day of the month. An electronic media transmission received after the last business day of the month will be paid by the 25th of the following month. This electronic media transmission must include VIN numbers on the portion of the minimum * (representing the total of Paragraphs 1 and 6) units delivered in the preceding month and not covered in previous payments. Application for this incentive must be made no later than December 31, 2002.

         *


9. All volume and mix requirements are subject to reasonable minor adjustments based upon mutual agreement between the parties when the exact circumstances faced by both parties are known at the time of vehicle delivery. It is understood that these adjustments may require ANC to purchase a comparably priced mix of product.

         In the event that either party cannot fulfill any terms of this Agreement due to events beyond its control, such as acts of God, labor disputes, and severe economic downturns, the parties will enter negotiations with the intent of allowing both to continue business without substantial penalty.

10. ANC agrees to provide to GM, at the beginning of each month, a schedule of anticipated purchases of 2001 model year vehicles (model year fleet plan) by division and car line, by month and model year. ANC also agrees to provide to GM, at the end of each month, a schedule of 2000 and 2001 model vehicle returns by vehicle size (e.g., economy, midsize, etc.) by month of the 2000 and 2001 calendar years. Receipt of the information described in this paragraph is an additional condition of payment of the amounts discussed in this Agreement.

MODEL YEAR 2002 THROUGH 2003

This letter will also confirm the Agreement reached between ANC and GM regarding ANC's purchase or lease of GM vehicles for model years 2002 through 2003. The details of this Agreement are as follows:

11. GM, at a minimum, agrees to extend the terms and conditions of GM's 2001 Model Year Daily Rental Purchase Program (refer ATTACHMENT 1) for model years 2002 and 2003.

         *

12. In exchange for ANC meeting all the purchase agreement terms and conditions of Paragraphs 1 through 10, GM agrees to the following:

         a. GM agrees that ANC may purchase or lease from GM dealers of its choice a minimum of * vehicles for model year 2002, and * vehicles for model year 2003. In exchange, GM will provide ANC with a sum of * for model year 2002 and * for model year 2003.

                  Not withstanding the above Paragraph, GM and ANC agree that total volume, vehicle mix and production timing, in Model Years 2002 and 2003, will be mutually satisfactory to both parties.

         b. ANC agrees to purchase or lease from GM dealers of its choice the following rental-risk volumes under GM's National Fleet Purchase Program (VX7). The agreed upon volumes are as follows: 2002MY the lessor of *, and 2003 MY the lessor of *. In exchange, GM agrees to pay ANC an additional competitive incentive above the (VX7) invoice credit. (Refer to ATTACHMENT 5 for VX7 Guidelines)

                  Not withstanding the above Paragraph, GM and ANC agree that total volume, vehicle mix and production timing, in Model Years 2002 and 2003, will be mutually satisfactory to both parties.

                  *

         c. GM agrees to commit to ANC the minimum availability of the Daily Rental Short Term Vehicle Purchase Program (YT1) for * vehicles for model year 2002 and * vehicles for model year 2003.

                  - Not withstanding the above Paragraph, GM and ANC agree that total volume, vehicle mix and production timing, in Model Years 2002 and 2003, will be mutually satisfactory to both parties.

         d. GM also agrees to limit the increase of the YT1 per unit monthly depreciation rates to * for model years 2002 and 2003.


13. ANC agrees to retain any documents or records relevant to vehicles purchased under this Agreement or any GM program and/or claims submitted for payment under this Agreement or any other GM program for two years after the close of the program. ANC agrees to permit any designated representative of GM to examine, audit and take copies of any accounts and records ANC is to maintain under this Agreement. ANC agrees to make such accounts and records readily available at its facilities during regular business hours. GM agrees to furnish ANC with a list of any reproduced records.

14. This agreement is confidential and proprietary information of General Motors and is intended for the sole use by GM and ANC. Failure to maintain confidentiality of the terms of this agreement may result in loss of Fleet Authorization privileges with regard to future purchases.

On behalf of the General Motors' Car and Truck Divisions, I would like to express my appreciation for your business and hope this Agreement will continue to strengthen our business relationship.

Please return a copy of this letter acknowledging your agreement to the above.

                                            Very truly yours,


                                            /s/ David A. Hansen
                                            David A. Hansen
                                            General Manager
                                            Fleet & Commercial Operations

/s/ MICHAEL B. SCHMIDT                      Date:  12/7/00
- ----------------------------                     ---------------------
Acknowledged and Agreed
ANC Rental Corporation

Date:    December 5, 2000

To:      ANC Rental Corporation

Subject: 2001 MY Memorandum of Understanding Review and Signature

Please review the attached Memorandum of Understanding.

Upon confirmation that both GM and ANC agree on the details set forth in the Memorandum of Understanding, please sign the original and return the original to the address below:

         Attn: Michele Zeiss
         (313) 667-1137
         General Motors
         Fleet Commercial Operations
         100 Renaissance Center
         Tower 100, 20th Floor
         MC: 482-A20-D84
         Detroit, MI 48265

Any further questions regarding contract content please contact Chris Leonard at (313) 665-1421.

Thank you,
Michele Zeiss

                          MEMORANDUM OF UNDERSTANDING

In exchange for ANC Rental Corp. purchase of approximately * MY vehicles, ANC Rental Corp. / General Motors ("GM") agree to the following primary purchase provisions:

PROGRAM DEFINITIONS:

o        Model Year                  2001
o        Total Units                 *
o        Rental Program              100% Repurchase Program on all eligible
                                     vehicles

REPURCHASE PROGRAM PARAMETERS:

o        Short term vehicles         2001MY  *
                                     2002MY  *
                                     2003MY  *

o        Short term rates            2002MY increase limit *
                                     2003MY increase limit *

o        Matrix Dollars              2001MY *
                                     2002MY *
                                     2003MY *

o        Risk Volume (excluding      2002MY *
         Car Temps)                  2003MY *

         - Volume is predicated upon an agreed to mix and incentive level.

o Unless specified above, all other GM repurchase program guidelines apply.

o GM agrees that ANC Rental Corp. may purchase or lease from GM dealers of its choice a minimum of * vehicles for model year 2002 and 2003.

Agreed to:


/s/ MICHAEL SCHMIDT                         /s/ DAVID HANSEN
- ---------------------------                 ---------------------------------
Mike Schmidt                                Dave Hansen
VP - ANC Rental Corp.                       General Manager
                                            GM Fleet & Commercial Operations

Date:  12/5/00                              Date:  12/4/00
     ----------------------                      ----------------------------

                                                     ATTACHMENT 1 - PART 1 OF 2

                           GENERAL MOTORS CORPORATION
                2001 MY DAILY RENTAL PURCHASE PROGRAM GUIDELINES

1.       PROGRAM NAME AND NUMBER:

         2001 Model Year Daily Rental Purchase Program for Daily Rental Operators - Program No. 01-02.

2.       PROGRAM DESCRIPTION:

         To provide General Motors dealers certain purchase information on selected 2001 model year passenger cars and light duty trucks sold and delivered by GM dealers to qualified daily rental operators and eligible for purchase by General Motors in accordance with the guidelines herein.

3.       PROGRAM ALLOWANCES:

         The purchase amount shall be calculated as a percent of dealer invoice including freight. The purchase percentage varies month by month and is determined by the month the vehicle is RETURNED TO AND ACCEPTED BY GENERAL MOTORS in accordance with GM Auction Guidelines.

         -        Vehicles are assigned into one of the four tier groups.
                  (Refer Attachment "A" for tier composition and Attachment "B" for respective tier monthly purchase percentage).

         - The daily purchase rate equals the change in the monthly rate divided by the number of calendar days for that month.

         - Depreciation from capitalized cost will be based on specific purchase percentages of dealer invoice, scaled by vehicle assignment into one of four tier groups. Purchase percentages vary by month of return to and acceptance by GM
                  (out-of-service date as described in Attachment "B").

         - In-service date shall be five (5) days following the expiration in-transit date as shown on the factory invoice.

         - Out-of-service date shall be the date the vehicle is returned to an approved GM turn-in site provided the rental company meets all program parameters and completes the sign-off procedures.

         Vehicles are not eligible for Preferred Equipment Group
         (P.E.G.)/Option Group discounts.

         *

         Vehicles delivered from dealer inventory are NOT eligible for enrollment in the 2001 Daily Rental Purchase Program.

                                    1 of 13

         *

4.       DELIVERY/ORDER/IN-SERVICE/PRODUCTION PERIOD:

         Order - beginning with announcement of the 2001 model year program and ending when dealers are notified that 2001 model year orders are no longer being accepted.

         Production, Delivery, In-Service - 2001 model year.

         IMPORTANT - Acceptance of an order on any vehicle line does not constitute a commitment to build or to build in a requested time frame.

         Minimum In-Service Period - *

         Maximum In-Service Period - * (which ever occurs first).

         Mileage Requirements:

         *

5.       ELIGIBLE MODELS/REQUIRED OPTIONS AND/OR ORDER TYPES:

         All new and unused 2001 General Motors models, specified on Attachment "A", with required minimum factory installed equipment levels specified on Attachment "C" and processing options ordered for qualified daily rental operators for use as daily rental vehicles and delivered by GM dealers. (Refer to 10A).

         All qualified fleet orders for eligible models received from dealers must contain a valid Fleet Order Type.

                                    2 of 13

         Ordering Instructions: All purchase orders must contain fleet processing option VN9 and your customer UPC processing code. Vehicles must be ordered with minimum option requirements specified on Attachment "C".

         Dealer must take full responsibility for including the proper processing option on all orders. Should errors occur in the ordering of vehicles, resulting in diversions or reinvoicing, the dealer may be charged an administrative fee.

         All qualified fleet orders for eligible models received from the dealer MUST contain the Fleet Account Number (FAN) of record and account name.

         The ordering entity is responsible for checking dealer order acknowledgements to verify accuracy of order submitted.

         Dealer orders currently on hand or in the system that qualify under this program, unless they do not contain the appropriate processing options, can be amended or canceled and reordered if they have not been released to production. THIS IS THE ORDERING DEALER'S RESPONSIBILITY.

         Fleet orders submitted with Fleet Processing Option VN9 and incompatible retail incentive options will be rejected with an error message.

         Colors Not Eligible for Purchase - Refer Mandatory Optional Equipment.

         Required Options - Processing Option VN9 and your customer assigned UPC processing code must be ordered by the dealer on purchase vehicles to be enrolled in the 2001 Model Year Daily Rental Purchase Program. PROCESSING OPTION VN9 WILL PROVIDE A NET INVOICE - LESS HOLDBACK.

 6.      COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS:

         Vehicles enrolled in the 2001 Model Year Daily Rental Purchase Program are NOT eligible for any other fleet/retail program, including, but not limited to, the Dealer Fleet Ordering Assistance Program (VQ), and any General Motors Dealer Rent A Car program.

 7.      METHOD OF APPLICATION:  Not Applicable.

 8.      METHOD OF PAYMENT:

         Check to title holder or financial institution upon receipt and clearance of proper paperwork at an approved GM turn-in site and General Motors Corporation.

         Purchase payment is made in the form of a check to the title holder or financial institution at the address shown on the title, or address information received in the form of a RAVE record, unless prior arrangements are made.

         The Payment Modification System (PMS) provides an effective method to redirect purchase checks to lending institutions as co-payee with the titled owner.

                                    3 of 13

         If a lender and a daily rental operator desire co-payee/redirection, please direct requests for additional information in writing to:

         GMNA Dealer Accounting
         Mail Code 482-D13-D82
         P. O. Box 2000
         Detroit, MI 48265-2000

  9. FINAL DATE FOR SUBMISSION OF APPLICATIONS AND RESOLUTION OF ALL APPLICABLE REJECTS: Not Applicable

  10.    OTHER PROGRAM GUIDELINES:

         A. This is the General Motors guideline regarding the definition of a "rental" vehicle:

                  "The bona fide rental of a vehicle involving use and payment by a customer on an hourly, daily, weekly or monthly basis. Usage of any such vehicle(s) by a customer for a period of * shall be deemed to constitute leasing and not rental and will make the vehicle ineligible for purchase."

                  In the event a vehicle enrolled in the Daily Rental Purchase Program is found to be on-rent (lease) to a customer in excess of the above guideline, or if the customer consecutively rents multiple enrolled vehicles for an aggregate term of *, all vehicles involved in such transactions will not be considered rental and will be ineligible for purchase. IF NECESSARY, GENERAL MOTORS WILL AUDIT THE RENTAL COMPANY TO ENSURE COMPLIANCE WITH THIS GUIDELINE.

         B. All General Motors general guidelines and definition of terms relative to incentive programs (refer to General Motors Dealer Sales Allowance and Incentive Manual Articles 2 and 3) that were supplied to your dealership apply to this program.

         C. All eligible units must be delivered to the ultimate customer through a General Motors dealership or a qualified drop-ship location. Purchases or deliveries made through any other entity or individual are ineligible for payment.

         D.       All deliveries to customers with a valid Fleet Account Number
                  (FAN) must be reported as fleet deliveries regardless of order type.

         E. Failure to comply with these guidelines may result in the dealer being disqualified for future participation in fleet programs and terminations of dealer sales and service agreement.

         F. Orders not produced during the 2001 model production period will be canceled. There are no provisions for dealers and/or rental customers to receive any allowance for canceled orders.


                                    4 of 13

         G. Capitalized cost shall be calculated at dealer cost of base vehicle and optional equipment, plus freight, less Hawaii excise tax and tire weight tax, if applicable.

         H. General Motors reserves the right to cancel, amend, revise, or revoke any program at any time based on its sole business judgments. Final decisions in all matters relative to the interpretation of any rule or phase of this activity rests solely with General Motors.

                                    5 of 13

                                                                   Attachment A

- --------------------------------------------------------------------------------------------------------------------
                                      2001 MY - Daily Rental Fleet Program
                                         Residual Value Purchase Program

- --------------------------------------------------------------------------------------------------------------------


- ------------------------------ ---------------------------- --------------------------- ----------------------------
           Tier 1                     Tier 2                       Tier 3                      Tier 4
- ------------------------------ ---------------------------- --------------------------- ----------------------------

         *















                                    6 of 13

                                                                   Attachment B

                  2001 MODEL YEAR - DAILY RENTAL FLEET PROGRAM
                        RESIDUAL VALUE PURCHASE PROGRAM

                                       *





                                    7 of 13

                                                                   Attachment C

               2001 MY DAILY RENTAL REPURCHASE PROGRAM GUIDELINES

                                       *

                                                       Attachment 1 Part 2 of 2

                        DAILY RENTAL REPURCHASE PROGRAM

                            STANDARDS AND PROCEDURES
           Effective for all vehicles returned after January 1, 2001

                               TABLE OF CONTENTS

I.            General Condition Standards                            Page #
                                                                     ------
              1.  Vehicle Return Requirements                           1
              2.  Title, Registration, Tax                              1
              3.  Collision Damage                                      1
              4.  Damage Allowance, Normal Wear and Tear                1
              5.  Vehicle Maintenance                                   2
II.           Sheet Metal and Paint                                     2
III.          Convertible Tops                                          2
IV.           Front and Rear Bumpers                                    3
V.            Tires                                                     3
VI.           Wheels, Covers and Aluminum Wheels                        3
VII.          Lights                                                    3
VIII.         Interior Soft Trim and Carpets                            3
XIV.          Carpet Retainers / Sill Plates                            3
X.            Headers / Leading Edge of Hood                            3
XI.           Vehicle Glass                                             4
XII.          Original Equipment and Accessories                        4
XIII.         Missing Equipment Program (M.E.T.)                        4
XIV.          Operating Conditions                                      4
XV.           Vehicle Integrity                                         4
XVI.          Litigation Liability                                      5
XVII.         General Turn-in Procedures                                5
XVIII.        Buyback Vehicles                                          7
XIX.          Miscellaneous Items                                       7

              Exhibit A        Vehicle Category                         9
              Exhibit B        PDR Process and Limitations             10
              Exhibit C        M.E.T. Program Price List               11
              Exhibit D        GM Authorized Return Locations          13

                        DAILY RENTAL REPURCHASE PROGRAM
                            STANDARDS AND PROCEDURES


I.       GENERAL CONDITION STANDARDS

VEHICLE RETURN REQUIREMENTS

1. Vehicle will be returned washed and vacuumed, a minimum 1/4 tank of gas (with the exception of Hawaii vehicles which cannot exceed a 1/4 tank of gas), two (2) sets of keys, and operations and warranty books.

TITLE, REGISTRATION, TAX

2. A vehicle submitted with a COV (Certificate of Origin for a Vehicle) rather than a title IS NOT ELIGIBLE FOR RETURN.

         All vehicles must have a valid current registration and all applicable State and local taxes must be paid. The Daily Rental Company must comply with State regulations pertaining to proof of payment for State and local taxes.

COLLISION DAMAGE

3. Collision damage must be reported and accompanied by repair orders or previous repair amount and repair location that accurately reflect all work performed and include all associated repair costs. The electronic/manual disclosure must be checked in the appropriate box (Yes or No), confirming or denying previous damage. Failure to disclose previous damage at turn-in will be grounds for rejecting the vehicle (Refer XV, Vehicle Integrity). The GM disclosure policy is to announce prior repairs.

DAMAGE ALLOWANCE, NORMAL WEAR AND TEAR

4. GM will absorb the cost of repairs on those vehicles returned with less than or equal to the * damage allowance amount per vehicle. Non-chargeable and charged items will be listed on the AD006 with charged items only being priced and applied to the * damage allowance per vehicle.

         GM will charge the Daily Rental Company for damage in excess of the * damage amount plus a service fee. The service fee will be as follows:

                           *



         o For "poor prior repairs" valued at * or less, GM will accept the vehicle and charge the estimated repair cost to the Daily Rental Company.

         o For "poor prior repairs" valued at over *, GM will consider the vehicle "currently ineligible".

         o If a vehicle is removed to repair existing damage and/or "poor prior repairs", ALL existing damage or "poor prior repairs" must be repaired to GM standards prior to return.

         Missing equipment will not be included as part of the chargeable damage allowance (refer to Section XIII - Missing Equipment Program).

VEHICLE MAINTENANCE

5. Vehicles must be maintained as described in the GM Warranty and Maintenance Procedures. Failure to comply will result in permanent rejection of the vehicle. Any engine failure or transmission failure due to non-compliance will be chargeable to the Daily Rental Company. Inspections will be conducted by an authorized representative for General Motors.

Listed below are the "normal" vehicle wear and tear conditions. All damage beyond normal wear and tear shall be charged back to the Daily Rental Company.

II.      SHEET METAL AND PAINT

         The following are acceptable return conditions with regard to sheet metal and paint:

         o Maximum of two dents per panel that are individually no larger than 1 inch in diameter that does not break the paint.

         o Scratches or damages in the clear coat that do not penetrate to the color coat that can be removed during normal reconditioning.

         o Chipsto door, hood or deck lid edges that do not reach flat surfaces. PDR is acceptable as noted in Exhibit "B" - PDR Process and Limitations.

III.     CONVERTIBLE TOPS

         The following are acceptable return conditions with regard to convertible tops:

         o  Stains that can be removed by normal reconditioning.

         o  Abrasions that visually are not offensive.

IV.      FRONT AND REAR BUMPERS

         The following are acceptable return conditions with regard to front and rear bumpers:

         o Maximum of two scratches or chips per bumper that are no longer than 2 inches and no wider than 1/4 inch as seen from a normal standing position.

 V.      TIRES

         The following are acceptable return conditions with regard to tires:

         o All tires must have 5/32 or better original tread across all primary tread grooves without any exposed belts.

         o  All tires must match by make, size and type.

         o Only GM original equipment tires or GM approved replacement tires are acceptable.

VI.      WHEELS, COVERS AND ALUMINUM WHEELS

         The following are acceptable return conditions with regard to wheels, covers and aluminum wheels:

         o The face of the wheel cover may have a maximum of two scratches or scuffs to surface not penetrating through to the base material that are no longer than 1 1/2 inches and no wider than 1/4 inch. Scratches or scuffs within one inch of the outside edge of the wheel cover will be acceptable, provided they do not, in total, exceed 1/3 of the circumference of the wheel.

         o Gouges of the base material are not acceptable on any part of the wheel.

VII.     LIGHTS

         The following are acceptable return conditions with regard to lights:

         o  All lights must be operational.

VIII.    INTERIOR SOFT TRIM AND CARPETS

         The following are acceptable return conditions with regard to interior soft trim and carpets:

         o  All stains which can be removed by normal reconditioning.

         o Maximum of one burn that is not larger than 1/4 inch in diameter not through the backing material.

IX.      CARPET RETAINERS / SILL PLATES

         The following are acceptable return conditions with regard to carpet retainers/sill plates:

         o  All surface scratches regardless of length.

X.       HEADERS / LEADING EDGE OF HOOD

         The following are acceptable return conditions with regard to headers/leading edge of hood:

         o Maximum of three chips that are not larger than 1/8 inch in diameter.

XI.      VEHICLE GLASS

         The following are acceptable return conditions with regard to windshields, rear windows or side windows:

         o Windows other than windshields, will require replacement if there is any damage to the glass. No chips or scratches are allowed.

         o Windshields only: One chip or pit without legs, no greater than 1/8 inch, excluding the driver wiper swipe area.

         o General Motors will not accept glass that has been repaired. Only OEM glass is acceptable.

         o Damaged windshields may be replaced under the terms of the M.E.T. program.

XII.     ORIGINAL EQUIPMENT AND ACCESSORIES

         All original equipment and accessories noted on the factory invoice must be on the vehicle. All missing parts (such as body side moldings, wheel covers, trunk mat, spare tire, jack and wheel wrench) are to be replaced and must be original GM equipment. All PDI options must be installed on the vehicle prior to being placed in daily rental service.

XIII.    MISSING EQUIPMENT PROGRAM (M.E.T.)

         The Missing Equipment Program (M.E.T.) is designed to expedite turn-in by allowing the Daily Rental Company to pay for select missing parts or accessories as determined by GM Remarketing (Exhibit "C"), as opposed to replacing the part or accessories. M.E.T. items will be deducted from the repurchase payment to the Daily Rental Company. M.E.T. items will not be included as part of the * chargeable damage allowance (Refer to Section I-4, Damage Allowance).


XIV.     OPERATING CONDITIONS

         A vehicle must comply with all aspects of the applicable program guidelines or it IS NOT ELIGIBLE FOR return.

         Each vehicle and all its accessories shall be in sound mechanical and electrical operating condition. Repair of these items must be made prior to turn-in or the vehicle will be rejected.

         Any vehicle equipped with a supplemental inflatable restraint (S.I.R.) that has been deployed, missing or otherwise disconnected, must be replaced with O.E.M. replacement and meet GM standards prior to turn-in or it will be rejected.

XV.      VEHICLE INTEGRITY

         Damage which compromises the integrity of the vehicle, repaired or not, will be grounds for rejecting the vehicle. Minor unrepaired damage (i.e., small dents, scrapes, or scratches) which do not comprise the structural integrity of the vehicle is acceptable on the following components:

            -     Floor Panel / Trunk Floor

            -     Center Section Sub-Rails

            -     Outer Rocker Panels / Pinch Welds

            -     Frame Rails / Rail Extensions

            -     Sub-Frame Assemblies

         Cosmetic repairs of 1 1/2 hours or less are acceptable on the following components provided there is no structural damage and the repairs meet GM standards. Total cosmetic repairs can not exceed 1 1/2 hours, per vehicle.

            -     Frame Rails / Rail Extensions

            -     Apron / Upper Reinforcements

            -     Cowl Panel

            -     Center Section Sub-Rails

            -     Hinge / Windshield "A" Pillar

            -     Center / "B" Pillar

         Repaired damage or replacement of the following components is acceptable:

            -     Radiator Core Support

            -     Frame Rail Extensions

            -     Engine Sub-Frame

            -     Outer Rocker Panel

            -     Rear Body Panel

            -     Quarter Panel (Proper Sectioning is Acceptable)

            -     Roof (Repair only, no repair to the roof rails)


XVI.     LITIGATION LIABILITY

         NON-DISCLOSURE of damages or the use of non-GM OEM parts by the Daily Rental Company may result, at GM's discretion, in the Daily Rental Company being named as a participant in any litigation brought against GM. If a Daily Rental Company attempts to return non-disclosed damaged vehicles, or purposely conceal prior repaired vehicles, it may result in GM refusing to accept additional vehicles for repurchase.

XVII GENERAL TURN-IN PROCEDURES

         1. At least 30 days prior to vehicle turn-back, the GM Remarketing Department should be notified, in writing, by the Corporate Office of the Daily Rental Company of the following:

                      A.    Turn-in location

                      B.    Quantity

         Mail this information to:

               General Motors Corporation
               Fleet and Commercial Operations-Remarketing
               Renaissance Center
               Tower 100, 15th floor
               MC 482-A15-B77
               Detroit, MI 48265-1000
               E-mail dan.jenkins@gm.com

         2. Two weeks prior to turn-in, the Daily Rental Company is to advise the turn-in location of tentative quantities and days for turn-in (written confirmation preferred). GM reserves the option to limit daily returns. Failure to comply with this procedure may result in GM's refusal to allow any vehicles to be returned, thus delaying the actual acceptance date.

         3. Vehicles returned for repurchase shall be delivered to an approved turn-in location and parked in the designated return area at no expense to GM. A list of locations is attached and is subject to change at GM's discretion (Exhibit "D").

         4. Vehicles will be inspected by an authorized representative of GM using form AD006. The Daily Rental Company will be charged
                  * for each inspection and/or verification required after the initial inspection. (Hawaii vehicles will be charged * for each inspection required after the initial inspection).

                  The reinspection fee will be charged when a vehicle has been previously inspected and removed by the Daily Rental Company prior to sign off or when the Daily Rental Company replaces M.E.T. items.

                  Vehicles reviewed at the request of the Daily Rental Company to confirm the initial vehicle inspection will not be charged the reinspection fee. However, given the extraordinary number of inspection reviews by Daily Rental Companies, it is necessary to limit these no-charge reviews to no more than * annually. No-charge reviews over * (reported from January to November) will be billed to the Daily Rental Company at * each.

                  All Daily Rental Company reviews must be completed within 48 hours or 2 business days from the inspection date (Saturday is considered a business day, if vehicles are returned on Saturday) or the Condition Report will be processed as originally written and the vehicle will be shipped.

                  A copy of the Form AD006 or an electronic file will serve as the receipt for the Daily Rental Company. The date used to stop depreciation will be identified on the acceptance line of Form AD006 or on the electronic file.

         5. The Daily Rental Company will have 3 business days from the vehicle turn-in date to provide the title to the ITS Title Center, 10430-R Harris Oaks Blvd., Charlotte, NC 28269 or the GM approved return location and receive the turn-in date as the DEPRECIATION STOP DATE. The turn-in day is considered the 1st day.

         6. Rejected vehicles left at marshalling yards in excess of three (3) working days upon removal notification may result in no additional vehicles being approved for return. General Motors and all approved turnback locations are not responsible for any liability regarding rejected vehicles which are not removed within three (3) working days

         7. Mechanical and body shop labor rates used to calculate chargeable damage are determined by GM Remarketing and in effect until 12-31-01.


XVIII.        BUYBACK VEHICLES

              Should disqualifying damage be noted after vehicle acceptance, it will be the responsibility of the Daily Rental Company to make arrangements to reimburse GM for the vehicle purchase price, an administrative fee of *, plus any additional costs incurred following vehicle acceptance by GM (i.e., freight, cleanup, repairs), EITHER BY A DEBIT TO CURRENT FUNDS, OR IF NO FUNDS ARE AVAILABLE, A CHECK FORWARDED TO:

                                 General Motors Corporation
                                 Fleet and Commercial Operations-Remarketing
                                 Renaissance Center
                                 Tower 100, 15th Floor
                                 MC 482-A15-B77
                                 Detroit, MI  48265-1000

         Vehicles removed from the program for any reason become the responsibility of the Daily Rental Company. The Daily Rental Company is responsible for arranging vehicle pick-up at a location designated by GM (refer item 6, page 7).

XIX.     MISCELLANEOUS ITEMS

         1. Any abuse of personnel or property at a GM authorized return facility by a Daily Rental Company representative will result in the immediate expulsion of said person from the GM authorized return facility.

         2. GM's approved turn-in locations will be closed on the following dates: 2000 CY - December 25th through December 29th
                  2001 CY - January 1st, December 24th through December 28th, and December 31st.
                  General Motors reserves the right to amend this list of dates at its discretion.

         3. Repurchase payments will be issued within twenty-five (25) business days of General Motors acceptance as indicated on the General Motors Vehicle Condition Report and Acceptance Receipt Form AD006. Monday through Friday are considered normal business days.

         4. General Motors does not staff nor process repurchase payments during the Christmas period or any period of time General Motors is closed (e.g., two weeks mandatory vacation in the July time period). Payment processing will not resume until General Motors officially returns to work.

         5. All questions pertaining to the foregoing Standards and Procedures should be directed to the General Motors Remarketing Department at (313) 665-1425.

                                                                    EXHIBIT "A"




                                VEHICLE CATEGORY

         SMALL / COMPACT                       MID-SIZE / FULLSIZE

                  *

         LUXURY / SPORT                        TRUCK

                  *

                                                                    EXHIBIT "B"


                         PDR - PROCESS AND LIMITATIONS

PDR PROCESS

The PDR ( Paintless Dent Removal) process can be utilized in the repair of the following areas:

         Dings and dents varying in size and shape on vertical and horizontal panels

         Minor creases, shallow palm prints and protrusions

PDR LIMITATIONS

         Cannot be used inside two inches from the outer perimeter of hood, roof and deck lid panels


         Cannot be used inside one inch around the fuel filler opening, wheel well lip, front pillar post, door panels and sail panel

         Cannot be used on double panels and/or non-accessible panels

         Creases that exceed four inches will not be considered

         Sharp creases, regardless of size, will not be considered

         If the paint is broken, PDR is not to be considered

         Dents that exceed two inches

         Same panel cannot exceed five dents/dings

         Hail damage is not eligible for PDR

         No hole drilling will be acceptable in the PDR process

         PDR is not to be used on prior repairs

If the damage exceeds the PDR limitations of these guidelines, paint and metal time will apply.

                                                                    EXHIBIT "C"



                           M.E.T. PROGRAM PRICE LIST

        INTERIOR

                          Engine Key                                  *
                          Trunk Key                                   *
                          Electronic Engine Key                       *
                          Keyless Remote                              *
                          Cup Holder                                  *
                          Cigarette Lighter                           *
                          Ash Tray                                    *
                          Dome Light Cover                            *
                          Radio Knob                                  *
                          Interior Emblem                             *
                          Foot Pedal Pad                              *
                          Seat Belt Molding                           *
                          Hanger Hook                                 *
                          Manual - Cadillac                           *
                          Manual - All other                          *
                          Trunk Mat - Cadillac                        *

        EXTERIOR

                          Convertible Boot                            *
                          Convertible Boot Bag                        *
                          Spare Tire Hanger - Van                     *
                          Spare Tire Cover                            *
                          Antenna Mast                                *
                          Hood Ornament                               *
                          Plastic Lug Nut Cover                       *

Windshields are included as a M.E.T. item, at a *, to facilitate throughput of the vehicle. The M.E.T. item does not charge the value of the windshield against the normal damage allowance



MISCELLANEOUS - M.E.T. Item

                The M.E.T. program also includes the acceptance of vehicles with miscellaneous missing or broken items to facilitate vehicle turn-ins. Examples of these items are:

                           Missing/broken knobs & switches
                           Loose rear speaker wires
                           Missing windshield washer cap
                           Missing emblems

         The M.E.T. codes for these items reflect a flat rate charge as follows:

                           M.E.T. # 1                *
                           M.E.T. # 2                *
                           M.E.T. # 3                *

                  Hawaii Outer Island Shipping Fee            *

                  Hawaii Ship-Back Surcharge                  *

                  "Poor Prior Repairs" - Maximum              *

                  Vehicles will be accepted with "poor prior repairs" up to * and charged as a MET item if requested by the Daily Rental Company (I-4, Page 2).

                                                                    EXHIBIT "D"



                    GM REMARKETING VEHICLE TURN-IN LOCATIONS

ALABAMA

(IB)     ADESA BIRMINGHAM
         804 Sollie Drive
         Moody, AL  35004-0817
         (205) 640-4640

ARIZONA

(EM)     EL MIRAGE DISTRIBUTION CENTER
         11925 Thompson Ranch Road
         El Mirage, AZ  85336
         (623) 583-0074

ARKANSAS

(JG)     MID-ARK AUTO AUCTION
         8700 Hwy. 70
         Little Rock, AR  72117
         (501) 955-2339

CALIFORNIA

(BE)     BENICIA DISTRIBUTION CENTER
         2850 Harbor Way
         Benicia, CA 94510
         (707)751-3839


(LR)     SAN BERNARDINO DISTRIBUTION CENTER
         1687 Santa Fe Way
         San Bernardino, CA  92410
         (909) 381-3229

(SM)     SAN DIEGO DISTRIBUTION CENTER
         1300 Crosby Street
         San Diego, CA  92113
         (619) 696-7383

COLORADO

(CR)     DENVER DISTRIBUTION CENTER
         9900 I-76 Service Road
         Henderson, CO  80640
         (303) 286-0317

CONNECTICUT

(JC)     SOUTHERN AUTO AUCTION
         164 South Main Street
         East Windsor, CT  06088
         (860) 627-0816

FLORIDA

(OM)     ORLANDO DISTRIBUTION CENTER
         1600 Pine Avenue
         Orlando, FL  32824
         (407) 438-5505

(JR)     JACKSONVILLE DISTRIBUTION CENTER
         5761 West 12th St.
         Jacksonville, FL  32205
         (904) 786-3990

(PC)     PALM CENTER DISTRIBUTION CENTER
         15400 Corporate Road West
         Jupiter, FL  33478
         (561) 625-9615

(TR)     TAMPA DISTRIBUTION CENTER
         6901 Anderson Road
         Tampa, FL  33614
         (813) 888-9469

GEORGIA

(IG)     ATLANTA AUTO AUCTION
         4900 Buffington Road
         Red Oak, GA  30272
         (404) 766-1078

HAWAII

(MH)     HONOLULU DISTRIBUTION CENTER
         Pier 51B
         Sand Island Access Road
         Honolulu, HI  96819
         (808) 848-8146

ILLINOIS

(CH)     CHICAGO HEIGHTS DISTRIBUTION CENTER
         203 South State Street
         Chicago Heights, IL  60411
         (708) 757-4732

INDIANA

(II)     ADESA INDIANAPOLIS
         4040 Office Plaza Blvd.
         Indianapolis, IN  46254
         (317) 838-5777

KENTUCKY

(IK)     MID-AMERICA AUTO AUCTION
         3515 Newburg Road
         Louisville, KY  40218
         (502) 637-3004

LOUISIANA

(JK)     ARK-LA-TEX AUTO AUCTION
         7666 Hwy. 80 West
         Shreveport, LA  71109
         (318) 938-1588

(JN)     NEW ORLEANS DISTRIBUTION CENTER
         3400 Almonaster Blvd.
         New Orleans, LA 70126
         (504) 948-3636

MARYLAND

(MD)     ANNAPOLIS JUNCTION
         8459 Dorsey Run Road
         Jessup, MD  20794
         (301) 362-9609

MASSACHUSETTS

(FY)     ADESA BOSTON
         35 Western Ave.
         Framingham, MA  01701-7403
         (508) 620-2959

MICHIGAN

(NB)     NEW BOSTON DISTRIBUTION CENTER
         36800 Sibley Road
         New Boston, MI  48164
         (734) 753-0818

MINNESOTA

(SP)     ST. PAUL DISTRIBUTION CENTER
         564 Drake St.
         St. Paul, MN  55102
         (651) 298-8330

MISSISSIPPI

(JH)     MISSISSIPPI AUTO AUCTION
         7510 Highway 49 North
         Hattiesburg, MS  39402
         (601) 261-0099

MISSOURI

(IH)     METRO AUTO AUCTION OF KANSAS CITY
         1121 S.E. Browning
         Lee's Summit, MO  64063
         (816) 246-6008

(IS)     ST. LOUIS AUTO AUCTION
         13813 St. Charles Rock Road
         Bridgeton, MO  63045
         (314) 291-7322

MONTANA

(JB)     BILLINGS AUTO AUCTION
         921 Cerise Road
         Billings, MT  59102
         (406) 254-2451

NEBRASKA

(JD)     OMAHA AUTO AUCTION
         9201 South 144 Street
         Omaha, NE  68138
         (402) 894-5855

NEVADA

(LM)     LAS VEGAS DISTRIBUTION CENTER
         4740 East Tropical Pkwy., Letter D
         Las Vegas, NV  89115
         (702) 366-1125

NEW JERSEY

(AJ)     PORT NEWARK DISTRIBUTION CENTER
         Lot B Craneway Street
         Port Newark, NJ  07114
         (973) 274-1737/1738

NEW MEXICO

(JA)     ALBUQUERQUE AUTO AUCTION
         3411 Broadway, S.E.
         Albuquerque, NM  87195
         (505) 248-1641

NEW YORK

(JU)     ADESA BUFFALO
         11200 Main Street
         Akron, NY  14001
         (716) 542-4403

(JJ)     STATELINE AUTO AUCTION
         R.D. #2, Talmadge Hill Road South
         Waverly, NY  14892
         (607) 565-3533

NORTH CAROLINA

(IY)     STATESVILLE AUTO AUCTION
         I-77 and Hwy. 21 North
         Statesville, NC  28676
         (704) 876-6920

OHIO

(IC)     COLUMBUS FAIR AUTO AUCTION
         5050 Groveport Road
         Columbus, OH  43207
         (614) 497-1710

(LP)     LORDSTOWN
         2188 Lyntz Road
         Warren, OH 44481
         (330) 824-2904

OKLAHOMA

(JE)     DEALERS AUTO AUCTION OF OKLAHOMA CITY
         1028 South Portland
         Oklahoma City, OK  73108
         (405) 232-3921

OREGON

(IO)     PORTLAND AUTO AUCTION
         3000 N. Hayden Island Drive
         Portland, OR  93217
         (503) 286-8884

PENNSYLVANIA

(IJ)     BUTLER AUTO AUCTION
         21095 Route 19
         Cranberry Township, PA  16066
         (724) 452-2272

(TM)     TWIN OAKS DISTRIBUTION CENTER
         147 Conchester Hwy.
         Aston, PA  19041
         (610) 494-7215

SOUTH CAROLINA

(IX)     CLANTON'S AUTO AUCTION
         Hwy. 34 West
         1111 Harry Bird Hwy.
         Darlington, SC  29532
         (843) 393-1141

TENNESSEE

(IE)     ADESA MEMPHIS
         5400 Getwell Road
         Memphis, TN  38118
         (901) 365-8978

(IP)     NASHVILLE AUTO AUCTION
         1450 Lebanon Pike
         Nashville, TN  37210
         (615) 251-1723

TEXAS

(MQ)     MESQUITE DISTRIBUTION CENTER
         9211 Forney Road
         Dallas, TX  75227
         (214) 381-0124

(SA)     SAN ANTONIO DISTRIBUTION CENTER
         4701 N. Pan Am Expressway
         San Antonio, TX  78218
         (210) 826-5102

(WT)     WESTFIELD DISTRIBUTION CENTER
         20909 Hardy Road
         Houston, TX  77073
         (281) 821-3737

UTAH

(JF)     UTAH AUTO AUCTION
         1650 West 500 South
         West Bountiful, UT  84087
         (801) 299-9871

WASHINGTON

(KR)     KENT DISTRIBUTION CENTER
         27430 72nd Avenue South
         Kent, WA  98032
         (253) 854-3076

WISCONSIN

(MW)     MILWAUKEE DISTRIBUTION CENTER
         8716 North Granville Road
         Milwaukee, WI  52224
         (414) 365-2699

                                                                   Attachment 2









                                       *

                                                                   ATTACHMENT 5

1.       PROGRAM NUMBER/NAME/TEMPLATE TYPE:

PROGRAM NUMBER:   01-01-SUPPLEMENTAL (INTERNAL PUBLICATION ONLY)
PROGRAM NAME:     2001 MODEL YEAR NATIONAL FLEET PURCHASE PROGRAM FOR
                  NON-REPURCHASE LONG TERM DAILY RENTAL CUSTOMERS (VX7).
TEMPLATE TYPE:    NOT APPLICABLE

2.       PROGRAM DESCRIPTION:

         THIS PROGRAM MAKES AVAILABLE TO GENERAL MOTORS DEALERS AND QUALIFIED FLEET CUSTOMERS ALLOWANCES ON SELECT 2001 MODEL YEAR GENERAL MOTORS VEHICLES SOLD AND DELIVERED TO QUALIFIED LONG TERM DAILY RENTAL CUSTOMERS/USERS. A QUALIFIED FLEET CUSTOMER/USER IS DEFINED AS ANY COMPANY THAT PURCHASES AND REGISTERS OR LEASES FIVE (5) OR MORE NEW CARS AND OR TRUCKS FOR USE IN ITS OPERATIONS DURING THE CURRENT OR PRECEDING MODEL OR CALENDAR YEAR OR PRECEDING TWELVE (12) MONTH PERIOD OR THAT OWNS OR LEASES FIFTEEN (15) OR MORE CARS AND /OR TRUCKS.
         A QUALIFIED FLEET CUSTOMER/USER MUST HAVE A GENERAL MOTORS COMMON FLEET ACCOUNT NUMBER (CFAN) TO BE ELIGIBLE FOR ANY GENERAL MOTORS FLEET INCENTIVES.

         THE QUALIFIED FLEET USER MUST ALWAYS BE THE CUSTOMER WHO PURCHASES THE VEHICLE DIRECTLY FROM THE GENERAL MOTORS DEALER AND WHO MEETS THE IN-SERVICE REQUIREMENT.

3.       PROGRAM TIME PERIOD:

         ORDER PERIOD - BEGINNING WITH ANNOUNCEMENT OF THE 2001 MODEL YEAR NATIONAL FLEET PURCHASE PROGRAM AND ENDING WHEN DEALERS ARE NOTIFIED THAT 2001 MODEL YEAR FLEET ORDERS ARE NO LONGER BEING ACCEPTED BY GENERAL MOTORS.

         CANCELLED FLEET ORDERS MUST BE CREDIT AND REBILLED AS RETAIL STOCK. PLEASE CONTACT YOUR REGIONAL OFFICE

         IN-SERVICE PERIOD - UNITS MUST BE IN SERVICE A MINIMUM OF SIX (6) MONTHS. IF, HOWEVER, A VEHICLE HAS BEEN DAMAGED BEYOND REPAIR, I.E., FIRE, FRAME, OR WATER DAMAGE, ETC., AND DOCUMENTATION IS AVAILABLE TO SUPPORT THE CONDITION, THIS PROVISION WILL BE WAIVED.

         PRODUCTION PERIOD  -  2001 MODEL YEAR.

4.       ELIGIBLE MODELS/REQUIRED OPTIONS/ORDER TYPES AND ALLOWANCES:

         ELIGIBLE MODELS: SELECT NEW AND UNUSED 2001 MODELS AS DETAILED ON ATTACHMENT 1.

         REQUIRED OPTIONS: PROCESSING OPTION VX7 MUST BE ORDERED TO RECEIVE THE INVOICE CREDIT.

         ORDER TYPES: ALL VX7 UNITS MUST BE ORDERED WITH FLEET ORDER TYPE (FDR) FLEET DAILY RENTAL

         FLEET ORDERS MUST INCLUDE THE GENERAL MOTORS COMMON FLEET ACCOUNT NUMBER AND CUSTOMER NAME OF THE CFAN HOLDER.

         ALLOWANCES:  SEE ATTACHMENT 1.

         VEHICLES ORDERED UNDER THE NON-REPURCHASE - LONG TERM DAILY RENTAL PROGRAM (VX7) ARE NOT ELIGIBLE FOR THE RETAIL ALTERNATIVE PROGRAM.

         THE NATIONAL FLEET PURCHASE PROGRAM INCENTIVE AMOUNTS ARE AVAILABLE EXCLUSIVELY TO THE ULTIMATE FLEET CUSTOMER.

         GENERAL MOTORS RESERVES THE RIGHT TO ANNOUNCE SPECIAL INCENTIVE PROGRAMS THAT ARE SPECIFICALLY INTENDED FOR RETAIL CUSTOMERS AND, THEREFORE, ARE NOT AVAILABLE TO FLEET BUYERS. DEALERS MUST REVIEW APPLICABLE PROGRAM GUIDELINES TO DETERMINE CUSTOMER ELIGIBILITY.

5.       METHOD OF APPLICATION/INCENTIVE CODE/FINAL DATE FOR
         SUBMISSION OF APPLICATIONS AND RESOLUTION OF REJECTS.

         ORDERED UNITS:  ORDERS MUST SPECIFY VX7.

         STOCK UNITS:      N/A

         FINAL DATE FOR RESOLUTION OF CHARGEBACKS IS DECEMBER 31, 2001.

6.       METHOD OF PAYMENT

         ORDERED UNITS:   INVOICE CREDIT UNDER OPTION VX7.

         STOCK UNITS:      N/A

7.       DELIVERY REPORTING/COMPATIBLE INCENTIVE/ALLOWANCE

         PROGRAMS FLEET CUSTOMERS (FAN HOLDERS):

         DELIVERY REPORTING: VEHICLES DELIVERED TO FLEET CUSTOMERS MUST BE REPORTED WITH ONE OF THE FOLLOWING DELIVERY TYPES UNDER THIS PROGRAM. ALL DELIVERIES TO CUSTOMERS WITH A VALID GM COMMON FLEET ACCOUNT NUMBER MUST BE REPORTED AS FLEET DELIVERIES, REGARDLESS OF ORDER TYPE.

         DEL TYPE                DESCRIPTION
         FLEET SALE:
         020                     DAILY RENTAL
         035                     BUSINESS ORGANIZATION

         COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS: VEHICLES DELIVERED TO FLEET CUSTOMERS WITH THE ABOVE DELIVERY TYPES MAY BE ELIGIBLE FOR THE FOLLOWING OTHER INCENTIVE PROGRAMS. BECAUSE NOT ALL THE PROGRAMS LISTED BELOW MAY BE COMBINED WITH EACH OTHER, CONSULT THE GUIDELINES OF EACH PROGRAM IN QUESTION. PROGRAMS NOT LISTED BELOW WOULD NOT BE COMPATIBLE UNLESS THE SPECIFIC GUIDELINES INDICATE OTHERWISE.

FLEET CUSTOMERS (FAN HOLDERS)

GENERAL
   01-07                    GM MOBILITY (U3C)                                                                     N
                            SALESPERSON / SALES MGR. INCENTIVES
                            CASH DIRECT MAILS/PRIVATE OFFERS/GENERAL
                               COUPONS/CERTIFICATES/NON-CASH VENDOR PROGRAMS
   01-36B                   EASYLEASE 48 (XJM)                                                                    N

PRICING
   01-20                    PRICE PROTECTION/BONA FIDE SOLD ORDER (PPT)                                           N
                            PRICE PROTECTION/NET INVOICE (PRP)                                                    Y
                            PRICE ASSURANCE (PRA)                                                                 Y
                            SPECIAL PRICE ASSURANCE (R8F)                                                         Y

ORDER/DELIVERY
   01-12                    ORDERING & ASSISTANCE  -  LIGHT DUTY (VQ1/VQ2/VQ3)                                    Y
   01-36A                   ORDERING & ASSISTANCE  -  MEDIUM DUTY (VQ4)                                           N
   01-36K                   PREPAID INTEREST CREDIT  -  MEDIUM DUTY (YZ8)                                         N
   01-19                    INTRANSIT INTEREST CREDIT (C4C)                                                       Y

RENTAL
                            REPURCHASE (V9S)                                                                      N
                            FLAT-RATE REPURCHASE (YT1)                                                            N
                            VAN REPURCHASE (YT4)                                                                  N
                            RISK (VX7)                                                                            X
                            GM DEALER RENT-A-CAR (VN3)                                                            N

GOVERNMENT
   01-17                    PSA/PURA BID ASSISTANCE (R6D)                                                         N

COMMERCIAL
   01-01                    NATIONAL FLEET PURCHASE PROGRAM (VX5/STK)                                             N
                            NC CONSUMER CASH (IN LIEU OF VX5/STK ONLY) (CNC)                                      N
                            COMMERCIAL CUSTOMER CHOICE                                                            N
                            FIT FOR PROFIT                                                                        N
   01-36I                   TRUCK STOCKING (TSI)                                                                  N
                            MOTOR HOME INCENTIVE (R7Y)                                                            N
   01-36G                   SCHOOL BUS PACKAGE INCENTIVE (R6I)                                                    N
   01-36F                   AMBULANCE PACKAGE INCENTIVE (R6H)                                                     N
   01-36D                   SHUTTLE BUS INCENTIVE (R6W)                                                           N
   01-36E                   RECREATIONAL VEHICLE INCENTIVE (R6N)                                                  N
   01-36H                   DEMONSTRATION  -  LIGHT DUTY DEALER & SVM (CM8/C6V/CVM/TD5/TD4/SVX)                   N
   01-36C                   DEMONSTRATION  -  MEDIUM DUTY SVM (MDC)                                               N
   01-36J                   DEMONSTRATION  -  MEDIUM DUTY SHORT-TERM (MDA)
                            LIVERY/HEARSE (LV1/LVY)                                                               N


8. DELIVERY REPORTING/COMPATIBLE INCENTIVE/ALLOWANCE PROGRAMS NON-FLEET COMMERCIAL CUSTOMERS (NON-FAN HOLDERS):

         DELIVERY REPORTING: VEHICLES DELIVERED TO NON-FLEET COMMERCIAL CUSTOMERS MUST BE REPORTED WITH ONE OF THE FOLLOWING DELIVERY TYPES UNDER THIS PROGRAM.

         NOT APPLICABLE ALL DELIVERIES REQUIRE A FAN.

9.       OTHER PROGRAM GUIDELINES:

         A. DELIVERY DATA IS NOT REQUIRED TO RECEIVE THE INVOICE CREDIT BUT DELIVERIES SHOULD BE REPORTED AS SOON AS THE DELIVERY IS MADE.

         B.       DELIVERIES THROUGH SECONDARY DEALER CODES ARE ELIGIBLE.

         C. CUSTOMER REBATE AMOUNT MUST BE SPELLED OUT ON BUYER'S ORDER. CUSTOMER INCENTIVE ACKNOWLEDGMENT AND/OR ASSIGNMENT FORM IS NOT REQUIRED.

         D. GENERAL MOTORS UPFITTED VEHICLES (EXCEPT RV'S) ARE ELIGIBLE PROVIDED THE VEHICLE WAS PURCHASED DIRECTLY FROM GM OR FROM ANOTHER DEALER IN THE UNITED STATES; AND PROVIDED TITLE TO THE VEHICLE WAS RETAINED BY THE FRANCHISED DEALER THROUGH THE POINT OF SALE AND DELIVERY TO THE ULTIMATE FLEET CUSTOMER. RECREATIONAL VEHICLES ARE EXCLUDED.

10.      GENERAL POLICY GUIDELINES:

         A. ALL GENERAL MOTORS GENERAL GUIDELINES AND DEFINITION OF TERMS RELATIVE TO INCENTIVE PROGRAMS THAT WERE SUPPLIED TO YOUR DEALERSHIP APPLY TO THIS PROGRAM. REFER TO GM DEALERS SALES ALLOWANCE AND INCENTIVE MANUAL.

         B. GENERAL MOTORS RESERVES THE RIGHT TO CANCEL, AMEND, REVISE OR REVOKE ANY PROGRAM AT ANY TIME BASED ON ITS SOLE BUSINESS JUDGMENT. FINAL DECISIONS IN ALL MATTERS RELATIVE TO THE INTERPRETATION OF ANY RULE OR PHASE OF THIS ACTIVITY RESTS SOLELY WITH GENERAL MOTORS.

         C. GENERAL MOTORS RESERVES THE RIGHT TO AUDIT DEALER RECORDS AND DISQUALIFY ANY SALES ALLOWANCE IN THE EVENT SUCH SALES DO NOT MEET THE PROGRAM GUIDELINES. ALL MONEYS IMPROPERLY PAID WILL BE CHARGED BACK TO THE DEALER.

         D. DEALERS MUST RETAIN RECORDS TO SUBSTANTIATE THEIR CLAIM TO AN INCENTIVE OR ALLOWANCE. ALL APPLICATIONS WHICH INDICATE ASSIGNMENT BY THE CUSTOMER TO THE DEALER OF A CUSTOMER INCENTIVE MUST BE SUPPORTED BY APPROPRIATE DOCUMENTATION RETAINED IN THE DEAL FILE. IF DEALER RECORDS DO NOT SUPPORT THE CLAIM, THE DEALER WILL BE CHARGED THE AMOUNT OF ALLOWANCE OR INCENTIVE PAID.

         E. ANY DISPUTES BETWEEN THE CUSTOMER AND THE DEALER ARISING FROM MISUNDERSTANDING OR AMBIGUITIES REGARDING THIS PROGRAM WHICH CANNOT BE RESOLVED BY REFERRING TO APPROPRIATE CUSTOMER INCENTIVE ACKNOWLEDGMENT AND/OR ASSIGNMENT FORM (SAMPLE COPY DISPLAYED IN GM DEALER SALES ALLOWANCE AND INCENTIVE MANUAL), WILL BE SETTLED IN FAVOR OF THE CUSTOMER, IN SUCH INSTANCES, THE DEALER WILL INCUR A DEBIT IF THE PAYMENT HAS ALREADY BEEN CREDITED.

ATTACHMENT #1                          GENERAL MOTORS





                                       *

                    2001 CY Rental Return Program Guidelines
                  Vehicle Removal - Restatement of Guidelines

                               Effective 2/14/01

THE PROGRAM GUIDELINE INTENTION WAS TO PROVIDE FOR THE REQUIREMENT THAT IF THE RENTAL OPERATOR REMOVED A VEHICLE FROM AN INSPECTION LOCATION TO PERFORM ANY TYPE OF REPAIR, INCLUDING BUT NOT LIMITED TO REPLACING A TIRE AND FIXING SOME MECHANICAL PROBLEM THAT WOULD MAKE THE UNIT CURRENTLY INELIGIBLE, ALL EXISTING AND POOR PRIOR REPAIRS THAT WERE ON THAT UNIT MUST BE REPAIRED TO GM SPECIFICATIONS. (EG A ZERO UNIT).

HOWEVER, AS A RESULT OF CONCERNS IDENTIFIED BY ANC AND AVIS REGARDING REASONS FOR REMOVING A VEHICLE THAT IS IDENTIFIED AS CURRENTLY INELIGIBLE AND THE RESULTING DELAY IN THE THROUGHPUT THAT WOULD RESULT; GM WILL PROVIDE THE FOLLOWING INTERPRETATION REVISION TO THE GUIDELINES FOR ITS.

1) IF A VEHICLE IS IDENTIFIED AS CURRENTLY INELIGIBLE AS A RESULT OF A TIRE PROBLEM, UNACCEPTABLE GLASS, INOPERATIVE ITEM (E.G. LIGHT OR HORN,) OR SOME OTHER MECHANICAL REASON, SUCH AS A WARRANTY REPAIR; GM WILL ALLOW THE UNIT TO BE GATE RELEASED, REPAIRED FOR THESE REASONS ONLY, RETURNED AND RE-INSPECTED WITHOUT THE RENTAL OPERATOR HAVING TO REPAIR THE EXISTING CHARGEABLE DAMAGES, REGARDLESS OF DOLLAR AMOUNT. ( OVER OR UNDER *)

2) HOWEVER, IF THE RETURNED UNIT HAS HAD PARTIAL REPAIRS ON ANY CHARGEABLE DAMAGE THAT WAS IDENTIFIED ON THE UNIT WHEN IT WAS ORIGINALLY INSPECTED, THE ENTIRE VEHICLE MUST BE REPAIRED TO ZERO DOLLARS CHARGEABLE. IT IS NOT THE INTENT OF THE REVISED INTERPRETATION TO ALLOW PARTIAL REPAIRS TO CHARGEABLE DAMAGES FACILITATING THE AVOIDANCE OF CHARGES TO THE RENTAL COMPANY BY BRINGING THE TOTAL CURRENT DAMAGES BELOW THE * CHARGEABLE ALLOWANCE.

3) ADDITIONALLY, ANY VEHICLE WITH IDENTIFIED POOR PRIOR REPAIRS, TOTALING * OR LESS, THAT IS REMOVED BY THE RENTAL OPERATOR TO FOR ANY REASONS IDENTIFIED IN NUMBER 1 ABOVE, MAY REPAIR THE UNIT FOR THE REASON IT WAS REMOVED AND RETURN IT WITHOUT REPAIRING THE POOR PRIOR REPAIR WHICH WILL BE CHARGED AS A MET ITEM.

4) VEHICLES RETURNED WITH POOR PRIOR REPAIRS VALUED AT OVER *, WILL BE CONSIDERED "CURRENTLY INELIGIBLE" AND MUST BE REMOVED.

5) IF A VEHICLE IS REMOVED TO REPAIR ANY EXISTING DAMAGE AND /OR POOR PRIOR REPAIRS; ALL EXISTING DAMAGE AND /OR POOR PRIOR REPAIRS MUST BE REPAIRED TO GM STANDARDS PRIOR TO RETURN. UNIT MUST BE A ZERO CHARGEABLE DAMAGE UNIT. EXCLUDING MET ITEMS.